Exhibit 10.48

FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT

FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) dated as of April 11, 2006 among

Wells Fargo Retail Finance, LLC (in such capacity, herein the “Agent”), a Delaware limited liability company with offices at One Boston Place — 19th Floor, Boston, Massachusetts 02109, as agent for the ratable benefit of the “Revolving Credit Lenders”, who are, at present, those financial institutions identified on the signature pages of this Amendment and who in the future are those Persons (if any) who become “Revolving Credit Lenders” in accordance with the provisions of Article 17 of the Loan Agreement described below;

and

The Revolving Credit Lenders;

and

Hoop Retail Stores, LLC, a Delaware limited liability company with its principal executive offices at c/o The Children’s Place Retail Stores, Inc., 915 Secaucus Road, Secaucus, New Jersey 07094 (as successor in interest to The Disney Store, LLC, a California limited liability company) (the “Borrower”), in consideration of the mutual covenants herein contained and benefits to be derived herefrom.

BACKGROUND:

The Borrower, the Revolving Credit Lenders, and the Agent, among others, have entered into a certain Loan and Security Agreement dated as of November 21, 2004 (the “Loan Agreement”). At this time, the Borrower and the Revolving Credit Lenders desire to amend and modify certain terms and provisions of the Loan Agreement.

NOW THEREFORE, in consideration of the mutual promises and agreements herein contained, the parties hereto hereby agree that the Loan Agreement is hereby amended as follows:

1.                                       Incorporation of Terms and Conditions of Loan Agreement. All of the terms and conditions of the Loan Agreement (including, without limitation, all definitions set forth therein) are specifically incorporated herein by reference. All capitalized terms not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2.                                       Corporate Reorganization. Subsequent to the closing on the Loan Agreement, the Lead Borrower and the Borrowers consummated a corporate reorganization (as more particularly described on Exhibit “A”, annexed hereto) resulting in the Borrower being the only borrower under the Loan Agreement. Accordingly, the Loan Agreement and each of the other Loan Documents are hereby deemed amended in all respects as may be necessary with respect to each usage of the terms “Lead Borrower” and “Borrowers” so as to either (i) delete each term, or (ii) deem each term to read the “Borrower”, as the context may require.

3.                                       Representations and Warranties. The Borrower hereby represents and warrants that (i) except as the Agent may have expressly waived in writing prior to the date of this Amendment, the Borrower is not In Default under the Loan Agreement or under any other Loan Document, and (ii) except with respect to those representations and warranties which are based upon written disclosure schedules (which have not been updated as of the date of this Amendment), all representations and warranties contained in the Loan Agreement and the other Loan Documents are true and correct as of the date hereof.

4.                                       Amendment to Article I of the Loan Agreement. Article I of the Loan Agreement is hereby amended as follows:

a.                                       The definition of “Borrowing Base” is hereby deleted in its entirety, and the following is inserted in its place:

“Borrowing Base”:                                     The aggregate of the following:

The Inventory Advance Rate times the Retail Value of the Borrowers’ Eligible Inventory (other than Eligible L/C Inventory and Eligible In-transit Inventory, and net of Inventory Reserves), but in no event greater than Eighty-five percent (85%) (or Ninety percent (90%) during the Seasonal Period) of the NRLV of the Borrowers’ Eligible Inventory (net of Inventory Reserves)

Plus

The Inventory Advance Rate times the Cost of the Borrowers’ Eligible In-transit Inventory (net of Inventory Reserves), but in no event greater than Eighty-five percent (85%) (or Ninety percent (90%) during the Seasonal Period) of the NRLV of the Borrowers’ Eligible In-transit Inventory (net of Inventory Reserves); (in no event shall the advances against Eligible In-transit Inventory ever exceed (i) $10,000,000.00 during the months of September and October each year (and during November, 2004), or (ii) $5,000,000.00 at all other times)

Plus

The Inventory Advance Rate times the Cost of the Borrowers’ Eligible L/C Inventory (net of Inventory Reserves), but in no event greater than Eighty-five percent (85%) of the NRLV of the Borrowers’ Eligible L/C Inventory (net of Inventory Reserves).

Plus

The face amount of Eligible Credit Card Receivables multiplied by Ninety percent (90%).

b.                                      The definition of “Capital Expenditures” is hereby deleted in its entirety, and the following is inserted in its place:

“Capital Expenditures” means the expenditure of funds which may be capitalized in accordance with GAAP, as then in effect as of the date of any relevant determination. The testing of compliance by the Borrower with any financial performance covenant relating to Capital Expenditures where a change in GAAP has been implemented by the Company applicable to accounting periods subsequent to January 28, 2006, and where preparation of the Borrower’s statements and reports in compliance with such change results in the breach of such a financial performance covenant, where such a breach would not have occurred if such change had not taken place, or visa versa, shall be made as if no such material accounting change in GAAP had been made (other than any such material accounting change specifically taken into account in the setting of any such covenant).

c.                                       A new definition of “Retail Value” is hereby agreed upon as follows, and inserted in appropriate alphabetical order:

“Retail Value”:  At any given time, the value of the Borrowers’ retail Inventory valued as set forth on the Borrower’s last completed Control Sheet report (which generally reflects each item of Inventory at its lowest ticketed or promoted price offered to the public, after all mark-downs) and shall be determined in accordance with the retail method of accounting, reflecting the Borrower’s historic business practices.”

5.                                       Corresponding Amendments. The term “Cost” is hereby deleted from Sections 2.1(b)(ii) and 2.17(c)(i) of the Loan Agreement, and the term “Retail Value” is hereby inserted in its place in each instance where it appears therein.

6.                                       Amendment to Section 4.7 of the Loan Agreement. The first sentence of Section 4.7 of the Loan Agreement is hereby deleted in its entirety, and the following is inserted in its place:

“Neither the Borrower nor Hoop Canada, Inc. have nor shall hereafter have any Indebtedness other than any Permitted Indebtedness.”

7.                                       Amendment to Exhibit 5.11(a) to the Loan Agreement.   Section 2 of Exhibit 5.11(a) to the Loan Agreement is hereby deleted in its entirety, and the following is inserted in its place:

“2.                                 Capital Expenditures:                            The Borrower shall not permit its Capital Expenditures for FY2005 to exceed $69,000,000.00. Commencing FY2006 and for each fiscal year thereafter, the Capital Expenditure covenant (net of Capital Expenditures consisting of tenant construction allowances or other allowances granted by the applicable landlord) shall be 115% of the amount allocated as Capital Expenditures in the Business Plan for such fiscal year to which the Agent has provided its written sign off, as provided herein, such sign off not to be unreasonably withheld. Further, any unutilized Capital Expenditures in any given fiscal year may be carried forward as an increase to the subsequent year’s Capital Expenditure covenant, without regard to any prior carryover.”

8.                                       Release of Canadian Guarantors and Canadian Collateral. From and after the execution of this Amendment:

a.                                       The liens and security interests granted to the Agent and the Revolving Credit Lenders on any Inventory and other Collateral located in Canada is terminated and released. Incidental thereto, the Agent shall:

i.                                          Return the Guaranty executed by Hoop Canada, Inc. and The Disney Store (Canada) Ltd.;

ii.                                       Return the Canadian General Security Agreements executed by Hoop Canada, Inc. and The Disney Store (Canada) Ltd.;

iii.                                    Terminate the UCC Financing Statements naming Hoop Canada, Inc. and The Disney Store (Canada) Ltd.;

iv.                                   Terminate the PPSA Registration Statement naming Hoop Canada, Inc. filed in New Brunswick; and

v.                                      Terminate the PPSA Registration Statements naming The Disney Store (Canada) Ltd. filed in (i) Alberta, (ii) British Columbia, (iii) Manitoba, (iv) Nova Scotia, and (v) Ontario.

b.                                      Hoop Canada, Inc. shall not transfer, assign, mortgage, pledge, lease, grant a security interest in, or encumber any of its business assets, nor shall Hoop Canada, Inc. enter into a negative pledge agreement, or similar agreement with any other party. The Borrower expressly acknowledges and agrees that it shall be an Event of Default under the Loan Agreement and the other Loan Documents if there is a breach of any term of this Paragraph 8(b) by Hoop Canada, Inc.

9.                                       No Further Modification. Except as expressly modified in the manner set forth above, the Loan Agreement and the other Loan Documents shall remain unmodified and in full force and effect.

10.                                 No Claims; Waiver. The Borrower acknowledges, confirms and agrees that as of the date hereof the Borrower has no knowledge of any offsets, defenses, claims or counterclaims against the Agent or any Revolving Credit Lender with respect to, under or relating to the Loans, the Loan Documents, or the transactions contemplated therein, and, to the extent that the Borrower has or has ever had any such offsets, defenses, claims or counterclaims arising on or before the date hereof, the Borrower hereby specifically WAIVES and RELEASES any and all rights to such offsets, defenses, claims or counterclaims.

11.                                 Binding Agreement. The terms and provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their heirs, representatives, successors and assigns.

12.                                 Multiple Counterparts. This Amendment may be executed in multiple counterparts, each of which shall constitute an original and together which shall constitute but one and the same instrument.

13.                                 Governing Law; Sealed Instrument. This Amendment shall be construed, governed, and enforced pursuant to the law of The Commonwealth of Massachusetts without regard to principles of conflicts of laws, and shall take effect as a sealed instrument.

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IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by each of the parties hereto as of the date first above written.

(the “Borrower”)

HOOP RETAIL STORES, LLC

By	/s/ Hiten Patel

Print Name:	Hiten Patel

Title:	SVP CFO

(“Agent”)

WELLS FARGO RETAIL FINANCE, LLC

By	/s/ Michelle L. Ayou

Print Name:	Michelle L. Ayou

Title:	Vice President

WELLS FARGO RETAIL FINANCE, LLC,
As Revolving Credit Lender

By	/s/ Michelle L. Ayou

Print Name:	Michelle L. Ayou

Title:	Vice President

WACHOVIA CAPITAL FINANCE CORPORATION (NEW ENGLAND), As Documentation Agent and as Revolving Credit Lender

By:	/s/ Willis A. Williams

Print Name:	Willis A. Williams

Title:	Vice President

LASALLE RETAIL FINANCE,
a Division of LaSalle Business Credit, LLC,
as Agent for Standard Federal Bank National Association,
As Co-Agent and as Revolving Credit Lender

By:	/s/ Matthew D. Potter

Print Name:	Matthew D. Potter

Title:	Assistant Vice President

WEBSTER BUSINESS CREDIT CORP.,
as Revolving Credit Lender

By:	/s/ Walter Stockhecker

Print Name:	Walter Stockhecker

Title:	Vice President

THE CIT GROUP/ BUSINESS CREDIT, INC.,
as Revolving Credit Lender

By:	/s/ Manuel R. Borges

Print Name:	Manuel R. Borges

Title:	Vice President

Acknowledged and Agreed:
HOOP CANADA, INC.

By	/s/ Hiten Patel

Print Name:	Hiten Patel

Title:	SVP CFO

Exhibit A

Description of Merger and Amalgamation

In November 2004, Hoop Holdings, LLC, a Delaware limited liability company, a wholly owned subsidiary of The Children’s Place Retail Stores, Inc., a Delaware corporation, acquired 100% of the outstanding interest of The Disney Store, LLC, a California limited liability company.

In November 2004, Hoop Canada Holdings, Inc., a Delaware corporation, a wholly owned subsidiary of Hoop Retail Stores, LLC, a Delaware limited liability company, which a wholly owned subsidiary of Hoop Holdings, LLC, acquired 100% of the outstanding interest of The Disney Store (Canada) Ltd., an Ontario corporation.

On November 22, 2004, we merged The Disney Store, LLC into Hoop Retail Stores, LLC, a Delaware limited liability company, which a wholly owned subsidiary of Hoop Holdings, LLC. Hoop Retail Stores, LLC was the surviving corporation in the merger.

On November 23, 2004, we amalgamated The Disney Store (Canada) Ltd. into Hoop Canada, Inc., a New Brunswick corporation, which is a wholly owned subsidiary of Hoop Canada Holdings, Inc. Hoop Canada, Inc. was the surviving entity in the amalgamation.